FORM OF AUTHORIZED PARTICIPANT AGREEMENT

AUTHORIZED PARTICIPANT AGREEMENT (this “Agreement”) dated as of __________, 2020, is between Northern Lights Distributors, LLC (“Distributor”), and ________________ (the “Participant”) and is subject to acceptance by Brown Brothers Harriman & Co., the index receipt agent (“Index Receipt Agent”) for Uncommon Investment Funds Trust (the “Trust”) and is further subject to acknowledgment and agreement by the Trust, on behalf of its series listed on Schedule 1 hereto, as amended from time to time (each a “Fund” and together the “Funds”), solely with respect to Section 7 of this Agreement.

R E C I T A L S

WHEREAS, Index Receipt Agent serves as the index receipt agent for the Trust and the Funds, and is an “index receipt agent” as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”).

WHEREAS, the Trust is registered with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management company and each Fund operates as an exchange-traded fund or “ETF”.

WHEREAS, Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the sale and distribution of the class of shares issued by the Funds known as “Shares” and such Shares are listed for trading on one or more U.S. national securities exchanges or associations.

WHEREAS, the process by which an investor purchases and redeems Shares from a Fund is described in the Trust's current prospectuses and statements of additional information, as each may be supplemented or amended from time to time (the “Prospectus”) and comprise part of the Trust’s registration statement, as amended, on Form N-1A (the “Registration Statement”) (hereinafter collectively, “Fund Documents”). The discussion of the purchase and redemption process in this Agreement is modified as necessary by reference to the Fund Documents. References to the Fund Documents are to the then current Prospectus and Registration Statement as each may be supplemented or amended from time to time.

WHEREAS, Shares may be purchased or redeemed directly from the Fund only in aggregations of a specified number, known as a “Creation Unit,” and the number of Shares presently constituting a Creation Unit of each Fund is set forth in each Fund’s Prospectus.

WHEREAS, Creation Units of Shares may be purchased only by or through an entity that has entered into an Authorized Participant Agreement with the Distributor and is either a participant in the Depository Trust Company (“DTC”) or a broker-dealer or other participant in the Continuous Net Settlement System (the “CNSS”) of NSCC; and to purchase a Creation Unit, an authorized DTC participant or CNSS participant, whether acting for its own account or on behalf of another party, generally must deliver to the relevant Fund an basket of specified securities (the “Deposit Securities”) and/or an amount of cash computed as described in the Fund Documents (the “Balancing Amount,” and together with the Deposit Securities, the “Fund Deposit”), plus a transaction fee as described in the Fund Documents (the “Transaction Fee”); and to redeem a Creation Unit, an authorized DTC participant or CNSS participant, whether acting for its own account or on behalf of another party, generally must deliver to the relevant Fund a Creation Unit of Shares and a Balancing Amount, plus a Transaction Fee in exchange for a basket of securities (if different from the Deposit Securities for the relevant day, the “Redemption Securities”).

WHEREAS, the Participant wishes to act as a participant with respect to the Funds, and the parties seek to set forth the procedures by which the Participant may purchase and/or redeem Creation Units (i) through the CNSS clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process,” or (ii) outside the Clearing Process through the DTC systems. The procedures for processing an order to purchase Shares (a “Purchase Order”) and an order to redeem Shares (a “Redemption Order,” and Purchase Orders and Redemption Orders generically, “Orders”) are described in the Fund Documents.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

 Section 1. Participant

(a) DTC Status. The Participant hereby represents, covenants, and warrants that, throughout the term of this Agreement: with respect to (i) all Orders of Creation Units of any Fund, it is and will continue to be a participant in DTC (“DTC Participant”); and (ii) all Orders of Creation Units initiated through the CNSS Clearing Process, it is a member of NSCC and a participant in the CNSS. With respect to Purchase Orders and Redemption Orders placed through the CNSS Clearing Process and for so long as this Agreement remains in effect, the Participant is and will continue to be a member of NSCC and a participant in the CNSS. If the Participant loses its status as a DTC Participant or NSCC member, or its eligibility to participate in the CNSS, the Participant shall promptly notify the Distributor in writing of the change in status and this Agreement shall immediately become voidable by the Trust. Upon such notice, the Distributor, may terminate this Agreement, unless the parties have agreed otherwise in writing. The Participant agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes in accordance with this Agreement or the Fund Documents; provided, however, that the Participant shall not be bound or held liable for any loss, damage, liability, cost or expense resulting from communication errors occurring between the Index Receipt Agent and NSCC to the extent that such instructions between the Index Receipt Agent and NSCC do not accurately reflect in all material respects the instructions communicated by the Participant to the Index Receipt Agent.

(b) Registration Status. The Participant hereby represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business pursuant to this Agreement, and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement to the extent applicable to the Participant’s activities as an authorized participant hereunder. The Participant agrees to comply with all applicable U.S. federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the FINRA By-Laws and NASD Conduct Rules (or with comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules), to the extent the foregoing relate to its role as an authorized participant under this Agreement, and that it will not offer or sell Shares of any Fund in any state or jurisdiction where it has been informed by the Distributor or the Index Receipt Agent that such Shares may not lawfully be offered and/or sold.

(c) Qualification of Shares. If the Participant is offering and selling Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA, as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale of Shares is made, to comply with all applicable disclosure requirements of the Securities Act of 1933 as amended (the “1933 Act”) and the rules and regulations promulgated thereunder, and to conduct its business in accordance with the FINRA Conduct Rules, in each case to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

(d) Activities of Participant. The Participant understands and acknowledges that the proposed method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by the Fund on an ongoing basis, a “distribution,” as such term is used in the 1933 Act, may occur. The Participant understands and acknowledges that some activities on its part, depending on the circumstances and under certain possible interpretations of applicable law, could be interpreted as resulting in its being deemed a participant in the distribution in a manner that could render it a statutory underwriter and could subject it to the prospectus delivery and liability provisions of the 1933 Act. Neither the Distributor nor the Index Receipt Agent or Trust will indemnify the Participant for any violations of the federal securities laws committed by the Participant. For the avoidance of doubt, the Participant does not admit to being an underwriter of the Shares.

(e) Independent Contractor. Each party acknowledges and agrees that, for all purposes of this Agreement, the Participant is an independent contractor, and has no authority to act as agent for the Funds or the Distributor in any matter or in any respect. The Participant agrees, to the extent reasonably practicable, to make itself and its employees available, upon reasonable request and with reasonable advance notice, during normal business hours to consult with the Trust or the Distributor or their respective designees concerning the performance of the Participant’s responsibilities under this Agreement, provided that the Participant shall be under no obligation to divulge or otherwise discuss any information that the Participant believes: (i) is confidential or proprietary in nature or (ii) the disclosure of which to third parties would be in violation of applicable law or regulation or is otherwise prohibited.

(f) Irrevocable Proxy. The Participant represents that from time to time it may be a Beneficial Owner (as that term is defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934) of Shares. To the extent that it is a Beneficial Owner of Shares, the Participant agrees to irrevocably appoint Distributor as its agent and proxy with full authorization and power to vote (or abstain from voting) its beneficially or legally owned Shares of the Fund which the Participant has not rehypothecated and which the Participant is or may be entitled to vote at any meeting of shareholders of the Fund held after the date this Agreement is executed whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor shall mirror vote (or abstain from voting) the Participant’s beneficially owned Shares in the same proportion as the votes (or abstentions) of all other shareholders of the applicable Fund on any matter, question or resolution submitted to the vote of shareholders of the Fund. The Distributor, as agent and proxy for Participant under this Section 1(f), (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or substitute attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, facsimile, electronically (including through the Internet) or otherwise. The Distributor shall serve as an irrevocable attorney and proxy for the Participant under this Section for so long (and only so long) as this Agreement remains in effect. In the event applicable law prevents the assignment of the irrevocable proxy, or deems such proxy to expire due to the passage of time, the Participant hereby agrees to execute and deliver such additional documentation as may be necessary to cause the Distributor to serve as its attorney and proxy for the purposes discussed in this Agreement. The Distributor shall promptly notify the Participant if the Distributor ceases to act as Distributor to any Fund or the Trust, as applicable, and this irrevocable proxy shall automatically terminate. The Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant and termination of this irrevocable proxy by itself shall not serve to terminate this Agreement. The powers of attorney and proxy as set forth in this Section 1(f) shall include (without limiting the other powers hereunder) the power to receive and waive any notice of any meeting on behalf of the undersigned.

(g) Anti-Money Laundering. The Participant represents that it has policies, procedures and internal controls in place that are reasonably designed to comply with applicable anti-money laundering laws and regulations, including applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, and the rules promulgated by the SEC.

(h) Privacy. The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(i) Affiliations. The Participant represents, covenants and warrants that, during the term of this Agreement, it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, except under section 2(a)(3)(A) or 2(a)(3)(C) of the 1940 Act due to ownership of Shares.

(j) Marketing Materials. The Participant represents, warrants, and agrees that it will not make, in connection with any sale or solicitation of a sale of Shares, any representations concerning Shares, the Trust or the Funds, other than those contained in the Funds’ then current Prospectuses or Marketing Materials (as defined below) furnished to the Participant by the Distributor or Trust or any other information and materials filed by the Trust or any Fund with the SEC. The Participant agrees not to furnish or cause to be furnished to any person, or display or publish, any information or materials relating to Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), unless such Marketing Materials are furnished to the Participant by the Distributor or approved in writing by the Distributor prior to use. The Participant understands that the Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, and that any Marketing Materials will prominently disclose that the Shares are not individually redeemable. In addition, the Participant understands that any Marketing Materials that address redemption of Shares, including the Prospectuses, will disclose that Shares may be tendered for redemption to the issuing Fund only in whole Creation Units. Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliate may, without the written approval of the Distributor, prepare and circulate in the regular course of their businesses, research reports, sales literature, institutional communications, sales commentary, desk commentary, correspondence and other similar materials that include information, opinions, or recommendations relating to Shares, (i) for dissemination through applicable channels, or (ii) for internal use by Participant, provided such materials comply with applicable NASD rules (or comparable FINRA rules, if such NASD rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA rules). Notwithstanding anything to the contrary in this Agreement, Marketing Materials shall not include: (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through the Participant or in the context of asset allocations), (ii) materials prepared and used for the Participant’s internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business, and (iv) research reports; provided, however, that any such materials prepared by the Participant comply with applicable FINRA rules and other applicable laws, rules and regulations.

The Distributor will provide, or cause to be provided, to the Participant copies of the then current Prospectuses and any printed supplemental information in reasonable quantities upon request. The Distributor will notify the Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to its customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectuses available to the Participant no later than its effective date. The Distributor agrees that the names and addresses and other information concerning Participant’s customers are and shall remain the sole property of the Participant and none of the Distributor, the Trust or any of their respective affiliates shall use such names, addresses or other information concerning Participant’s customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing, or as may otherwise be required by applicable law.

(k) Acknowledgment. The Participant acknowledges receipt of the Prospectus and represents that it has had an opportunity to review the Prospectus and ask questions with respect to the terms thereof. The Distributor agrees to process orders, or cause its agents to process Orders, for creation and redemption in accordance with the provisions of the Prospectus. The Index Receipt Agent acknowledges that it is required to process Orders for creations and redemptions in accordance with applicable provisions of the Prospectus.

The Distributor may deliver electronically a single prospectus, annual or semi-annual report or other shareholder information (each, a “Shareholder Document”) to persons who have effectively consented to such electronic delivery. The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the relevant Fund’s website and providing a hypertext link to the document. By signing this Agreement, the Participant hereby consents to the foregoing electronic delivery of all Shareholder Documents to the e-mail address set forth in Section 8 of this Agreement. The Participant further understands and agrees that unless such consent is revoked, the Participant can obtain access to the Shareholder Documents from the Distributor only electronically. The Participant can revoke the consent to electronic delivery of Shareholder Documents at any time by providing written notice to the Distributor. The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have continuous Internet access to access all Shareholder Documents.

(l) Books and Records. The Participant agrees, to the extent required by applicable privacy and consumer protection laws and contractual confidentiality obligations, to maintain all books and records of all sales of Shares made by or through it pursuant to its obligations under the federal securities laws, to the extent it can do so in compliance with applicable privacy and customer protection laws, policies, and contractual obligations.

Section 2. Purchases and Redemptions of Shares.

All Purchase Orders and Redemption Orders shall be made in accordance with the terms of this Agreement and the Fund Documents. The Participant agrees that any use by it of the Index Receipt Agent’s electronic interface or portal for order entry shall be subject in all respects to the terms and conditions set forth in Annex I hereto. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it in its role under this Agreement. The Funds reserve the right to issue additional or other commercially reasonable procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as may be issued from time to time and upon reasonable advance notice to the Participant and opportunity to object. The Participant acknowledges and agrees on behalf of itself and any party for which it may be acting that a Purchase Order or Redemption Order shall be irrevocable. The Participant may not cancel a Purchase Order or a Redemption Order after it is placed, though Distributor agrees to undertake commercially reasonable efforts to accommodate requests by the Participant to cancel an Order prior to the designated cut off time for place such Order if reasonably possible. The Funds (or the Distributor on behalf of the Funds) shall retain the right to, reasonably and in good faith, reject any Purchase Order or Redemption Order, or suspend transactions in Shares, in accordance with the terms of the Fund Documents; provided, however, in any case, the relevant Fund (or the Distributor on behalf of the Funds) will use commercially reasonable efforts to notify the Participant prior to such rejection of its intention to reject such Order. Neither the Distributor, the Trust nor the relevant Fund shall be liable to any person by reason of the rejection of any Order so long as such rejection is a result of the rejecting party’s good faith determination that such Order fails to comply with the Fund Documents. Following rejection of an Order, Distributor will promptly return to the Participant all consideration received in connection with the Order, including Deposit Securities, any cash tendered by the Participant and any transaction fees in respect of such rejected Order.

Nothing in this Agreement shall obligate the Participant to create or redeem one or more Orders or to sell, offer to sell, or promote the Shares.

It is contemplated that phone lines, to the extent used in connection with the purchase and redemption of Creation Units, including use by representatives of the Distributor, Index Receipt Agent or the Trust and any affiliates thereof, will be recorded, and the Participant hereby consents to the recording of all calls in connection with the purchase and redemption of Creation Units, provided that such recording or a transcript, which has been retained in accordance with the recording party’s usual document retention policy, will be made available to the Participant upon the Participant’s reasonable request and expense. In the event that the recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, the recording party (unless prohibited by applicable rule of law) shall provide the Participant with reasonable advance written notice identifying the recordings to be so disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so. In the event that such protective order or other remedy is not obtained, or the Participant waives its right to seek such protective order or remedy, the recording party must furnish only that portion of the recorded conversation that, according to legal counsel, is legally required to be furnished and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the recorded conversation; provided that the recording party shall not be required to incur any expenses in obtaining such treatment without reimbursement for reasonable expenses by the Participant. The recording party shall not otherwise disclose to any third party any recording involving communications with the Participant without the Participant’s express written consent, except the recording party may disclose to a regulator or self-regulatory organization, to the extent required by applicable rule or law, recordings involving communications with the Participant.

(a) Orders Through Clearing Process. With respect to Purchase Orders or Redemption Orders processed through the Clearing Process, the Participant hereby authorizes the Index Receipt Agent to transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and Balancing Amounts as are necessary, consistent with the instructions issued by the Participant to the Distributor and then transmitted by the Distributor to the Index Receipt Agent. The Participant agrees to be bound by the terms of such instructions issued by the Index Receipt Agent and reported to NSCC on the Participant’s behalf as though such instructions were issued by the Participant directly to NSCC; provided, however, that the Participant shall not under any circumstances be bound by or held liable for any loss, liability, damages, costs, or expenses resulting from communication errors occurring between the Distributor and the Index Receipt Agent, or the Index Receipt Agent and NSCC to the extent that such instructions between the Distributor and the Index Receipt Agent, or the Index Receipt Agent and NSCC do not accurately reflect the information communicated by the Participant to the Distributor or the Index Receipt Agent. In the case of such a communication error, liability shall rest, as applicable, with the Distributor, the Index Receipt Agent and/or such other person determined to be responsible for the error unless those parties agree to allocate responsibility amongst themselves.

(b) Orders for Global Funds. Participant understands that each Fund holding any foreign securities (“Global Funds”) has caused its custodian to maintain with a subcustodian for such Fund an account in the relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered, as applicable, securities and cash in connection with a transaction in a Creation Unit whether acting in such transaction on behalf of itself or any third party, in accordance with the terms and conditions applicable to such account in such jurisdiction.

(c) Good Title; Restricted Securities. The Participant represents that upon delivery of Deposit Securities to the Custodian, the relevant Fund will acquire good and unencumbered title to such Deposit Securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant in connection with a Purchase Order; or (ii) any provision of the 1933 Act, and any regulations thereunder (except (I) that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration and (II) securities of U.S. issuers shall not be required to have been registered under the 1933 Act if (1) exempt from such registration or (2) eligible for sale without registration pursuant to Rule 144 under the 1933 Act and such security is including by the Fund as a Deposit Security), or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents that no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act in the hands of the Participant immediately prior to such delivery. The representation provided in this Section 2(c) excludes restrictions due to the status of the Trust, and any of the Funds or the Funds’ adviser as an “affiliate” of such issuer of the Deposit Securities under Rule 144 under the 1933 Act and any other restriction that derives from facts, status or events that are particular to the Trust, the Fund or the Funds’ adviser.

(d) Authorized Representatives. The Participant shall deliver to the Funds, with copies to the Distributor and the Index Receipt Agent, the “AP Authorized Representative Documentation Package” (see Schedule 3 hereto) certifying the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request, or instruction on behalf of the Participant (each an “Authorized Representative”). Such certification may be accepted and relied upon by the applicable Fund, the Distributor, and the Index Receipt Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect when received by the Funds until delivery to the Funds, with a copy to the Distributor and the Index Receipt Agent, of a superseding certificate or other notice in writing (via e-mail is permissible) from the Participant that one or more individuals should be added or removed from the Certificate, in which case the Distributor will promptly add or remove such name. After such certification is accepted by the relevant Fund, the Participant may authorize additional Authorized Representatives to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Participant by delivering to the relevant Fund, with a copy to the Distributor and the Index Receipt Agent, an updated AP Authorized Representative Documentation Package. Upon the termination or revocation of authority of such Authorized Representative by the Participant, the Participant shall give, as promptly as practicable under the circumstances, written notice (via e-mail is permissible) of such fact to the relevant Fund, with copies to the Distributor, and the Index Receipt Agent and such notice shall be effective upon receipt by the relevant Fund.

(e) Cash Amount. The Participant hereby agrees that, in connection with a Purchase Order for a Fund investing only in securities of issuers domiciled in the United States (“Domestic Fund”), it will make available on the Domestic Contractual Settlement Date (defined below), immediately available or same day funds sufficient to pay the Balancing Amount, together with the applicable Transaction Fee. The “Domestic Contractual Settlement Date” is the earlier of (i) the trade date plus two (T +2 ) Business Days or (ii) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust.

The Participant hereby agrees that, in connection with a Purchase Order for Fund not investing in securities of issuers domiciled in the United States (“Global Fund”), it will make available on the International Contractual Settlement Date (defined below), immediately available or same day funds sufficient to pay the Balancing Amount, together with the applicable Transaction Fee. The “International Contractual Settlement Date” with respect to each Global Fund is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust or (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where any of the securities of such Global Fund are customarily traded. Any excess funds will be promptly returned following settlement of the Purchase Order. The Participant hereby agrees to ensure that the Balancing Amount will be received by the issuing Fund in accordance with the terms of the Fund Documents and this Agreement, and in the event payment of such Balancing Amount has not been so made, the Participant agrees to promptly pay the Balancing Amount, plus other reasonable costs and interest, as computed at such reasonable rate. The Participant shall be liable to the Custodian or any sub-custodian or the Trust for any amounts advanced to the Participant for payment of the amounts due and owing for the Balancing Amount. The Balancing Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust; provided, however, that the Participant shall only be responsible for such taxes, duties or other fees and expenses to the extent allocable to the Participant’s purchases or redemptions of Creation Units.

(f) Open for Business. The Participant understands and agrees that Redemption Orders may be submitted only on days that the listing exchange is open for business, including as required by Section 22(e) of the 1940 Act.

(g) Dividends and Distributions by Deposit and Redemption Securities. With respect to any Redemption Order, the Participant acknowledges and agrees to return to a Fund any dividend, distribution, interest, or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the relevant Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution, interest, or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, be paid to the relevant Fund. If, however, the Fund so reduces the amount of money or other proceeds due to the Participant or any party for which it is acting, the Participant shall not be required to return to the Fund dividends, distributions, interest, or other corporate actions paid to it or to the party for which it is acting as is contemplated in the first sentence of this paragraph equal to the amount so reduced by the Fund. Likewise, a Fund shall return to the Participant or any party for which it is acting, any dividend, distribution, interest, or other corporate action paid to it in respect of any Deposit Security that is transferred to the relevant Fund that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Participant or any party for which it is acting.

With respect to any Purchase Order the Distributor on behalf of the Fund agrees to return to the Participant or any party for which it is acting any dividend, distribution, interest or other corporate action paid to the relevant Fund in respect of any Deposit Security that is transferred to the relevant Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting. With respect to any Purchase Order, each Fund also acknowledges and agrees that the Participant is entitled to reduce the amount of money or other proceeds due to the relevant Fund by an amount equal to any dividend, distribution, interest, or other corporate action to be paid to the relevant Fund in respect of any Deposit Security that is transferred to the relevant Fund and that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Participant. If, however, the Participant so reduces the amount of money or other proceeds due to the relevant Fund, then the relevant Fund is entitled, in turn, to retain such dividend, distribution, interest, or other corporate action. Likewise, the Participant acknowledges and agrees to return to a Fund any dividend, distribution, interest, or other corporate action paid to the Participant or any party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the relevant Fund.

(h) Transfer Failures. When making a Redemption Order, the Participant understands and agrees that in the event Shares are not transferred to the relevant Fund, on the applicable Contractual Settlement Date, in accordance with the terms of the Agreement and the Fund Documents, such Redemption Order may be rejected by the Fund. Either the Fund or the Distributor will give the Participant prompt notice of any such rejection.

(i) Beneficial Ownership Required for Redemption. The Participant represents, covenants and warrants that, as of the close of the business day on which it has placed a Redemption Order for the purpose of redeeming any Creation Units of any Fund, it, or any party for which it is acting (whether a customer or otherwise, a “Participant Client”), as the case may be, (i) will own (within the meaning of Rule 200 of Regulation SHO) the requisite number of Shares of the relevant Fund or (ii) will have reasonable grounds to believe that the requisite number of Shares of the relevant Fund can be borrowed (as contemplated by Rule 203(b)(1) of Regulation SHO) such that, in either case, the Participant can make good delivery of the Shares to the Trust on or prior to the Contractual Settlement Date of the Redemption Order. In either case, the Participant acknowledges that: (i) it or, if applicable, its Participant Client, has full legal authority and legal right or will have full legal authority and legal right to tender the requisite number of Fund Shares of the relevant Fund to be redeemed as a Creation Unit on the Contractual Settlement Date (ii) it has or, if applicable, its Participant Client, has full legal authority and legal right to receive the entire proceeds of the Redemption Order on the Contractual Settlement Date; and (iii) if such Shares submitted for redemption have been borrowed from or loaned or pledged to another party and are the subject of a repurchase agreement, securities lending agreement, or any other arrangement affecting legal or beneficial ownership of such Shares being submitted for redemption, there are no restrictions precluding the delivery of such Shares (including borrowed Shares, if any) for redemption, free and clear of liens, in each case as of the Contractual Settlement Date. Any representation made on behalf of a Participant Client that is a bona fide market maker of the Fund’s shares shall be deemed to be made in contemplation of the availability of any applicable requirements and exemptions permitted for the benefit of bona fide market markers. In the event that a deposit of Shares or securities is incomplete on the applicable Contractual Settlement Date, the Fund agrees not to deem such Redemption Order or Purchase Order as a failed trade or a failed settlement in reliance on the undertaking of the Participant to deliver the missing Shares or securities as soon as possible, which undertaking shall be secured by the Participant’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing securities.

(j) One Account. The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units are held in the account of the Participant as of the relevant Contractual Settlement Date.

(k) Foreign Clients of Participant. Notwithstanding anything to the contrary in this Agreement or the Prospectus, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant will confirm that any request it submits for an in-kind redemption has not been submitted on behalf of a Beneficial Owner who is a resident of a country requiring that all redemptions be made in cash. A Fund may satisfy a Redemption Order with an all cash payment.

(l) Delivery of Cash Collateral. As described herein and in the Fund Documents, from time to time the Trust may, in its sole discretion, permit cash collateral to be posted to the Custodian (or such other agent as may be agreed in writing by the Participant and the Trust from time to time) for the benefit of a Fund in anticipation of delivery of all or a portion of the requisite Deposit Securities, and may require additional cash collateral of at least 105% of the daily market value of such Deposit Securities to be posted, in the sole discretion of the Trust. To the extent that the Participant posts collateral on the Contractual Settlement Date in connection with a portion of the Shares that were unable to be delivered on the Contractual Settlement Date, the Trust agrees that it will not use any such collateral to purchase the Shares without giving the Participant reasonable advance notice and an opportunity to deliver the missing Shares. To the extent permitted by the Fund Documents, the Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Amounts, in connection with any Purchase Orders placed by the Participant. The Participant understands and agrees that in the event collateral or the Fund Deposit are not fully transferred to the Trust by the time specified, a Purchase Order may be cancelled by the Trust and the Participant will be solely responsible for any and all expenses and costs incurred by the applicable Fund, Distributor and the Index Receipt Agent related to the cancelled Purchase Order (which, for the avoidance of doubt, shall exclude market performance). Orders processed through the NSCC via CNS are not eligible for cash collateralization.

(m) Cash in Lieu: In connection with a Purchase Order a Fund may permit or require the substitution of an amount of cash to be added to the Balancing Amount to replace the particular Deposit Securities (i.e. “cash in lieu”).

Section 3. Beneficial Ownership.

The Participant represents and warrants that either (i) it does not hold for its own account, or for the account of any single Beneficial Owner of Creation Units of the relevant Fund, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, or (ii) if it does hold eighty percent (80%) or more of the outstanding Shares of the relevant Fund, either for its own account or for the account of any single Beneficial Owner of Creation Units of the relevant Fund, that such a circumstance would not cause the Trust to have a basis in the Deposit Securities deposited with the Trust different from the fair market value of such Deposit Securities, pursuant to Sections 351 and 362 of the Internal Revenue Code of 1986, as amended. The Participant shall be responsible for the payment of such tax, whether or not imposed directly on the Participant, except to the extent that the imposition of such tax liability was caused exclusively by the gross negligence or willful misconduct of the applicable Fund, the Trust, the Distributor, or the Index Receipt Agent.

Section 4. Indemnification

This Section 4 shall survive the termination or expiration of this Agreement.

(a) The Participant hereby agrees to indemnify and hold harmless the Trust, the Funds, the Distributor, the Index Receipt Agent, and their respective subsidiaries, affiliates, directors, managers, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”) from and against any loss, liability, fine, penalty, cost, or expense, including reasonable attorneys’ fees, and the reasonable costs of investigation, including reasonable costs involved in defending itself in connection with an investigation (collectively, “Losses”) incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement, including any failure on the part of the Participant to perform any of its obligations set forth in this Agreement, unless such breach or failure occurred as a result of the Participant’s strict adherence to instructions reasonably given or representations made by a Participant Indemnified Party; (ii) any failure by the Participant to comply with applicable laws, including the U.S. federal securities laws, the rules and regulations thereunder and the rules and regulations of self-regulatory organizations, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, Shares under this Agreement, except that the Participant shall not be required to indemnify a Participant Indemnified Party to the extent that such failure was caused by the Participant’s adherence to or reasonable reliance on instructions given or representations made by the Trust, any Fund, the Distributor, the Index Receipt Agent or any Participant Indemnified Party, as applicable; (iii) (1) any representation by the Participant, its employees or its agents or other representatives about the Funds, the Trust, Creation Units, Shares or any Participant Indemnified Party that is not consistent with the Funds’ then-current Prospectus made in connection with the offer or solicitation of an offer to buy or sell Shares; or (2) any untrue statement or alleged untrue statement of a material fact contained in any Marketing Material or any alleged omission to state therein a material fact unless such statement or omission was made or omitted at the written direction of the Trust or the Distributor; or (iv) any actions of such Participant Indemnified Party in reliance upon any instructions reasonably believed by the Participant Indemnified Party to be genuine and to have been given by the Participant, unless the instructions were provided by a person who the Participant duly informed the Trust, the Distributor, and the Index Receipt Agent was no longer an Authorized Representative in accordance with Section 2(d) herein and the Trust, the Distributor, and the Index Receipt Agent received such notification prior to the transmittal of such instructions. The Participant shall not be liable under this Section 4(a) with respect to any claim made against any Participant Indemnified Party unless the Participant Indemnified Party shall have notified the Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Participant Indemnified Party (or after the Participant Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Participant of any claim shall not relieve the Participant from any liability which it may have to any Participant Indemnified Party against whom such action is brought otherwise than on account of the indemnity contained in this Section 4(a) and shall release it from such liability under this Section only to the extent it has been materially prejudiced by such failure to give notice. The Participant shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims. If the Participant elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Participant Indemnified Parties in the suit, and who shall not, except with the consent of the Participant Indemnified Parties, be counsel to the Participant. If the Participant does not elect to assume the defense of any suit, it will reimburse the Participant Indemnified Party for the reasonable fees and expenses of any counsel retained by them.

Notwithstanding the foregoing, the Participant shall have no liability under this paragraph for any Losses resulting from (i) the gross negligence, fraud or willful misconduct of any Participant Indemnified Party or the Participant Indemnified Party’s failure to perform in all material respects any of its obligations or responsibilities (i) under this Agreement or (ii) under applicable law in connection with this Agreement. The Participant shall not be liable to the Participant Indemnified Parties for any Losses arising out of mistakes or errors in data provided to the Participant, or out of interruptions or delays of communications, caused by a service provider to the Funds, nor is the Participant liable for any action, representation, or solicitation made by the wholesalers of the Funds or any Losses associated therewith.

(b) The Distributor hereby agrees to indemnify and hold harmless the Participant, the Trust, the Funds and the Index Receipt Agent, their respective subsidiaries, Authorized Representatives, affiliates, directors, managers, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”), from and against any Losses incurred by such Distributor Indemnified Party as a result of (i) any material breach by the Distributor of any provision of this Agreement, including any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement, unless such breach or failure occurred as a result of Distributor’s strict adherence to instructions reasonably given to it by a Distributor Indemnified Party; (ii) any failure by the Distributor to comply with applicable laws, including the federal securities laws, the rules and regulations thereunder and rules and regulations of self-regulatory organizations unless such failure occurred as a result of the Distributor’s strict adherence to instructions reasonably given or representations made by a Distributor Indemnified Party; (iii) any false or misleading statement or any allegedly false or misleading statement of a material fact contained in the Funds’ Prospectus as originally filed with the SEC or in any amendment thereof, or in any Fund Documents, or any amendment thereof or supplement thereto, or in any Marketing Materials, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances in which they were made) not misleading; (iv) any actions of such Distributor Indemnified Party in reliance upon any instructions reasonably believed by the Participant and/or the Index Receipt Agent to be genuine and to have been given by the Distributor ;or (v) any representation by the Distributor or any of its employees or agents or other representatives about the Funds, the Trust, Creation Units, Shares or any Distributor Indemnified Party that is not consistent with the Funds’ then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares. The Distributor shall not be liable under this Section 4(b) with respect to any claim made against any Distributor Indemnified Party unless the Distributor Indemnified Party shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor Indemnified Party (or after the Distributor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to any Distributor Indemnified Party against whom such action is brought otherwise than on account of the indemnity contained in this Section 4(b) and shall release it from such liability under this Section only to the extent it has been materially prejudiced by such failure to give notice. The Distributor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the Distributor Indemnified Parties in the suit and who shall not, except with the consent of the Distributor Indemnified Parties, be counsel to the Distributor. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Distributor Indemnified Parties in the suit for the reasonable fees and expenses of any counsel retained by them.

Notwithstanding the foregoing, the Distributor shall have no liability under this paragraph for any Losses resulting from (i) the gross negligence, fraud, or willful misconduct of any Distributor Indemnified Party; or Distributor Indemnified Party’s failure to perform in all material respects its obligations or responsibilities (a) under this Agreement or (b) under applicable law in connection with this Agreement. The Distributor shall not be liable to the Distributor Indemnified Parties for any Losses arising out of mistakes or errors in data provided to the Distributor, or out of interruptions or delays of communications, caused by any Distributor Indemnified Party or any Losses associated therewith.

(c) Except for acts of gross negligence, fraud, or willful misconduct, the Trust, the Funds, the Distributor, the Index Receipt Agent, or any person who controls such persons within the meaning of Section 15 of the 1933 Act, shall not be liable to the Participant for any damages arising from any differences in performance between the Fund Deposit and the relevant Fund’s benchmark index.

(d) Settlement. No indemnifying party, as described in paragraphs (a) and (b) of this Section 4, shall, without the written consent of the Participant Indemnified Party or the Distributor Indemnified Party, as the case may be, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Participant Indemnified Party or Distributor Indemnified Party, as the case may be, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Participant Indemnified Party or Distributor Indemnified Party, as the case may be.

Section 5. Trust as Third-Party Beneficiary.

The Participant and the Distributor understand and agree that the Trust is a third party beneficiary to this Agreement and, as such, is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

Section 6. Incorporation of Fund Documents.

The Fund Documents are hereby incorporated by reference into, and made a part of, this Agreement. In the event of conflict between this Agreement and the Fund Documents, the Fund Documents shall control.

Section 7. Representations of the Trust.

The Trust represents and warrants that (i) the Prospectus is effective, no stop order of the SEC or any other federal, state or foreign regulatory authority or self-regulatory authority, with respect thereto has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) the Trust’s Registration Statement and each Prospectus included therein conforms in all material respects to the requirements of the Investment Company Act of 1940 and the Securities Act of 1933, and the rules and regulations of the SEC thereunder and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act; (v) Shares will be listed for trading on a national exchange; (vi) it will not lend Shares pursuant to any securities lending arrangement that would prevent the Trust from settling a Redemption Order when due; (vii) any and all Marketing Materials prepared by the Trust or the Funds’ adviser and provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable requirements of FINRA, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (viii) it will not name, nor will it permit to be named, the Participant in the Prospectus (other than being named as a five percent (5%) Beneficial Owner in response to Item 18(b) of Form N-1A, if applicable), Marketing Materials, or on the Distributor’s, Trust’s, or Funds’ websites without the prior written consent of the Participant, unless such naming is required by law, rule, or regulation. If the Participant agrees to be identified in the Prospectus, Marketing Materials, or on the Distributor’s, Trust’s, or Funds’

websites, upon the termination of this Agreement, the Participant shall or shall cause (i) any reference to the Participant to be removed from the Prospectus and Marketing Materials, and (ii) the Distributor’s, Trust’s, and Funds’ respective websites to be updated to remove any identification of the Participant as an authorized participant of the Trust.

Section 8. Defined Terms.

Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Fund Documents.

Section 9. Notices.

Except as otherwise specifically provided, all notices required or permitted to be given pursuant hereto, including any amendments or modifications as contemplated by Section 9 herein, shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by e-mail, facsimile, or similar means of same day delivery (with a confirming copy by mail as provided herein). All notices to the Distributor, Trust or the Participant shall be directed as set forth in this Section 9, except that in the case of communications by the Distributor or Index Receipt Agent to the Participant during the order creation or redemption process, specifically in the case of the Distributor’s or Index Receipt Agent’s attempt to contact an Authorized Representative of the Participant with respect to, among other things, ambiguous instructions or the suspension or cancellation of an order, the Distributor or Index Receipt Agent, as the case may be, agrees to contact the applicable Authorized Representative that placed the Purchase Order or Redemption Order or, if such person is unavailable, an available Authorized Representative on the same trading desk.

(i)	If to the Distributor:
Northern Lights Distributors, LLC 4221 North 203rd Street, Suite 100 Elkhorn, NE 68022
(ii)	If to the Trust:
Uncommon Investment Funds Trust 75 Virginia Road 2nd Floor, Suite V1 North White Plains, NY 10603
with copies to:
Alan Goldberg Stradley Ronon Stevens & Young, LLP 191 North Wacker Drive, Suite 1601 Chicago, IL 60606 and Brown Brothers Harriman BROWN BROTHERS HARRIMAN & CO. 50 Post Office Square Boston, MA 02110
(iii)	If to the Participant:

_______________________

___________________

___________________

E-mail: ________________

Section 10. Effectiveness, Termination and Amendment.

This Agreement shall become effective upon execution and delivery by each of the parties hereto. This Agreement may be terminated at any time and for any reason by any party upon thirty (30) calendar days’ prior written notice to the other parties and may be terminated earlier by the Participant, the Trust or the Distributor at any time in the event of a breach by another party of any provision of this Agreement or the Fund Documents. This Agreement supersedes any prior agreement, whether written or oral, between or among the parties concerning the matters governed hereby. This Agreement may be terminated immediately by a party at such time as the Trust, the Distributor or the Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up. This Agreement may be amended only by a written agreement signed by all parties. Notwithstanding the foregoing, any term of this Agreement relating to the procedures relating to the manner of creating or redeeming Creation Units may be amended by the Trust and the Distributor from time to time without the consent of the Participant by the following procedure: the Trust or the Distributor will mail a copy of the proposed amendment to the Participant in compliance with Section 9 herein; if the Participant does not object in writing to the amendment within ten (10) business days after receipt of the proposed amendment, the amendment will become part of this Agreement in accordance with its terms.

Section 11. Governing Law.

This Section 11 shall survive the termination or expiration of this Agreement.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflict of law provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any New York State or United States Federal court sitting in New York, New York having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waive any claim of forum non conveniens. The parties further waive personal service of any summons, complaint or other process and agree that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 12. Assignment.

No party to this Agreement shall assign any rights, interests or obligations hereunder without the prior written consent of the other party hereto, which shall not be unreasonably withheld, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement so long as the entity is able to comply and fulfill the duties and obligations under this Agreement and the other parties to this Agreement are not materially and adversely affected by such assignment. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Any permitted assignee or successor shall be bound by the terms of this Agreement.

Section 13. Headings.

Any headings in this Agreement are for convenience only and do not change the meaning of any provision of this Agreement.

Section 14. Counterparts.

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. This Agreement shall be deemed executed by all parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original facsimile or scanned signatures of each of the parties.

Section 15. Severance.

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, so long as this Agreement, as so modified, continues to express, without material change, the original intent of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations or expectations of the parties to this Agreement.

Section 16. No Strict Construction.

The language used in this Agreement shall be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party.

Section 17. Force Majeure.

None of the Distributor, the Trust, the Index Receipt Agent, or the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Authorized Participant Agreement as of the date set forth above.

NORTHERN LIGHTS DISTRIBUTORS, LLC, in its capacity as Distributor of the Funds

By:
Name:
Title:

______________________________ in its capacity as Participant

By:
Name:
Title:

AND ACCEPTED BY BROWN BROTHERS HARRIMAN & CO., in its capacity as Index Receipt Agent of the Trust

By:
Name:
Title:

AND ACCEPTED AND AGREED BY UNCOMMON INVESTMENT FUNDS TRUST, solely with respect to Section 7 of this Agreement, on behalf of the Funds

By:
Name:
Title:

SCHEDULE 1

Trust, Funds, Creation Unit Sizes and Effective Date

Trust	Fund	Creation Unit Size	Effective Date
Uncommon Investment Funds Trust	Uncommon Generosity 50 Equity ETF	25,000	TBD
Uncommon Investment Funds Trust	Uncommon Portfolio Design Core Equity ETF	25,000	TBD

SCHEDULE 2

Uncommon Generosity 50 Equity ETF

  Initial Basket Size:
Basket Value	Shares	Price
$ 625,000	25,000	$ 25.00
  Creation Preference: Delivery of entire basket In-Kind
  Transaction Fees:

Fixed Transaction Fee: $ 300.00

Variable Transaction Fee Range applied to any cash-in-lieu component:

Maximum is 200 BPS

Minimum of 20 BPS

  Conditional Cash-In-Lieu processes and imposition of a variable fee charge as part of the Transaction Fee:

Cash-In-Lieu Trade Date (T) Process:

T-1 Trade called in trades with Distributor (NLD), Affirmation by Fund Sponsor

T Trade date confirmation based on closing daily PCF NAV, Minimum post

T+2 Settlement and initial P&L

T+5 Final P&L and details – reconciliation of P&L if needed (additional amount requested or posted)

  Collateral required for unsettled positions: 105%
  Rebalance Process
    Custom baskets may be permitted and may be associated with the rebalancing and/or reconstitution of the Fund’s underlying index. Custom baskets will be designed to comply with exemptive relief on which the Fund relies to operate as an ETF.
    One day prior to the Fund’s underlying index rebalancing and/or reconstituting, the basket for the Fund that reflects such rebalancing and/or reconstitution will be published.
  The most up-to-date Transaction Fee schedule, including its fixed and variable transaction fee components, will be disclosed in the Prospectus and/or SAI, which, if necessary, will be supplemented.
  The same Transaction Fee schedule, including its fixed and variable transaction fee components, will apply to all Authorized Participants; no Authorized Participant will be given preferential or discriminatory treatment.
  Upward or downward adjustments in the amount of any fixed or variable transaction fee, and how it will be imposed (e.g., graduated scale for multiple units), will be rationally related to the expected transaction costs associated with effecting the Create or Redeem under anticipated market conditions.
  The Transaction Fee, including each of its fixed and variable transaction fee components, will advance the goal of protecting existing shareholders by minimizing the dilutive costs associated with the purchase of create units.

Uncommon Portfolio Design Core Equity ETF

  Initial Basket Size:
Basket Value	Shares	Price
$ 625,000	25,000	$ 25.00
  Creation Preference: Delivery of entire basket In-Kind
  Transaction Fees:

Fixed Transaction Fee: $ 250.00

Variable Transaction Fee Range applied to any cash-in-lieu component:

Maximum is 200 BPS

Minimum of 20 BPS

  Conditional Cash-In-Lieu processes and imposition of a variable fee charge as part of the Transaction Fee:

Cash-In-Lieu Trade Date (T) Process:

T-1 Trade called in trades with Distributor (NLD), Affirmation by Fund Sponsor

T Trade date confirmation based on closing daily PCF NAV, Minimum post

T+2 Settlement and initial P&L

T+5 Final P&L and details – reconciliation of P&L if needed (additional amount requested or posted)

  Collateral required for unsettled positions: 105%
  Rebalance Process
    Custom baskets may be permitted and may be associated with the rebalancing and/or reconstitution of the Fund’s underlying index. Custom baskets will be designed to comply with exemptive relief on which the Fund relies to operate as an ETF.
    One day prior to the Fund’s underlying index rebalancing and/or reconstituting, the basket for the Fund that reflects such rebalancing and/or reconstitution will be published.
  The most up-to-date Transaction Fee schedule, including its fixed and variable transaction fee components, will be disclosed in the Prospectus and/or SAI, which, if necessary, will be supplemented.
  The same Transaction Fee schedule, including its fixed and variable transaction fee components, will apply to all Authorized Participants; no Authorized Participant will be given preferential or discriminatory treatment.
  Upward or downward adjustments in the amount of any fixed or variable transaction fee, and how it will be imposed (e.g., graduated scale for multiple units), will be rationally related to the expected transaction costs associated with effecting the Create or Redeem under anticipated market conditions.
  The Transaction Fee, including each of its fixed and variable transaction fee components, will advance the goal of protecting existing shareholders by minimizing the dilutive costs associated with the purchase of create units.

*        The variable fee combined with the fixed fee for redemptions will not exceed the prospectus stated maximum.

*       Based on market conditions and Fund Sponsor, posting the maximum variable fee may be required at Trade Date, and excess returned upon settlement.

*       Transaction fees are subject to change, and the advisor reserves the right to temporarily alter the variable fee either in mass due to volatile market conditions or on an individual AP basis due to firm specific risk factors such as credit quality or financial distress.

SCHEDULE 3

AP AUTHORIZED REPRESENTATIVES DOCUMENTATION PACKAGE

1.	OVERVIEW

In accordance with the Authorized Participant Agreement (the AP Agreement) between Northern Lights Distributors, LLC (Distributor) and _________________________________ (the Participant) dated as of __________, 2020, and subject to acceptance by Brown Brothers Harriman & Co. (Index Receipt Agent), as Index Receipt Agent, this Authorized Representatives Documentation Package is intended to delineate the roles and responsibilities of individual personnel at the Participant who are deemed ”Authorized Representatives” within the meaning of the AP Agreement.

Index Receipt Agent, as part of our due diligence process, will verify the identity of any person or firm instructing with respect to an Authorized Representative’s access to place ETF creation/redemption orders (e.g., set up, amendment or removal) or settlement of assets (e.g., cash or security) by referring to this package, as completed by the Participant. Index Receipt Agent will initiate a "callback" to authenticate certain instructions received, as outlined below.

To that end, Index Receipt Agent requires the following documentation from the Participant:

a.        Completion of the attached form to identify Authorized Representatives and define their role at the Participant. Please see below for definitions to assist in your completion of the form.

i.	Authorized Representatives for initiating ETF Creation or Redemption orders, (i.e., “Authorized Traders)”

Index Receipt Agent defines Authorized Traders as those individuals authorized to submit facsimile, telephone or electronic Exchange Traded Fund (ETF) creation or redemption orders. Index Receipt Agent acknowledges that any ETF creation or redemption instruction received by the Participant from an individual named as an Authorized Trader shall be deemed an instruction transmitted by an Authorized Representative, subject to the parameters set forth by the terms of the AP Agreement.

ii.	BBH WORLDVIEW®APEX

Participants may elect to be set up with access to Authorized Participant Exchange (APEX), Index Receipt Agent’s web-based interface for Authorized Traders to submit ETF creation and redemption instructions electronically. APEX is accessed through BBH WorldView®. Authorized Traders can enter and cancel instruction via the online portal (where applicable before fund trading cut off).

iii.	Authorized Representatives for providing settlement instructions, i.e., ”Authorized Settlements Person”

Index Receipt Agent defines an Authorized Settlements Person as those individuals authorized to instruct cash or security settlement instructions related to an ETF Creation and Redemption order. Index Receipt Agent acknowledges that any cash or security instruction received by the Participant from an individual named as an Authorized Settlements Person shall be deemed an instruction transmitted by an Authorized Representative, subject to the parameters set forth by the terms of the AP Agreement.

iv.	Callbacks

The following types of instructions received via telephone, fax or email will require a callback to an Authorized Representative to authenticate the instruction. Index Receipt Agent requires the designation of individuals to whom a call back can be placed/performed. Instructions requiring a callback include but are not limited to the following:

Authorized Representative Establishment and Profile Set up

Authorized Representative Trader Access Additions/Amendments and Removal

BBH WorldView® APEX set up requests

Standard Security and Cash Settlement Instructions

Index Receipt Agent may require a callback for additional instruction types at its sole discretion.

b.        Documentation to Validate Authorized Signer of the AP Agreement

Given the authorities granted by virtue of the AP Agreement, Index Receipt Agent is required to perform a review/validation to ensure the signature is received from a representative of the Participant authorized to execute such a document and make the related representation to Index Receipt Agent. Index Receipt Agent will verify the individual’s signature against appropriate documentation such as a Certificate of Incumbency or Secretary's Certificate to ensure the signer is authorized to execute the AP Agreement and is validated as an authorized party.

Please contact BBH AP Services with any questions related to this information.

T 617.772.4812 | BBH.AP.Services@bbh.com

AP AUTHORIZED REPRESENTATIVES DOCUMENTATION PACKAGE

Date: ____________, 2020

2.	FORM

Please complete the below form, as applicable.

a.	INFORMATION REQUIRED FOR AUTHORIZED PERSONS

For “Authorized Traders” indicate ‘Y’ for those persons authorized to instruct Creations and Redemptions on behalf of the AP

For “APEX” indicate ‘Y’ for those persons authorized to submit Creations and Redemptions on APEX, Index Receipt Agent’s online order taking platform

For “Set Up/Amend/Remove” indicate ‘Y’ for those persons authorized to create New Trader Access or amend or delete Current Trader Access

For “Callback” indicate ‘Y’ for those persons authorized to verbally confirm any instruction related AP/Trader Access to submit creation/redemption orders on behalf of the AP via phone, fax or APEX.

For ”Security Settlement Instructions” indicate ‘Y’ for those persons authorized to provide standard security instructions (Authorized Settlements Person)

For ”Security Settlement Instruction Callback” indicate ‘Y’ for those persons authorized to verbally confirm standard security instructions (Authorized Settlements Person)

For ”Cash Settlement Instructions” indicate ‘Y’ for those persons authorized to provide standard cash instructions (Authorized Settlements Person)

For ”Cash Settlement Instruction Callback” indicate ‘Y’ for those persons authorized to verbally confirm standard security instructions (Authorized Settlements Person)

Authorized Representative Name	Authorized Representative Signature	Tel #	Email	Authorized Trader (Y/N)	APEX Access (Y/N)	Set Up/ Amend /Remove APEX Access (Y/N)	Security Settlement Instructions (Y/N)	Security Settlement Instruction Callback (Y/N)	Cash Settlement instructions (Y/N)	Cash Settlement Callback (Y/N)

This List of Authorized Representatives supersedes any prior list of Authorized Representatives Index Receipt Agent may have on file and shall remain in full force and effect until such time as Index Receipt Agent is otherwise notified by the Participant in writing.

________________________________________________

Name of Participant

______________________________

BIC

______________________________

DTC Participant Account

_______________________________________________

Street Address

_______________________________________________

Town/City, State, Zip Code

Authorized By:___________________________________

Name: _________________________________________

Title: ___________________________________________

Contact #:_______________________________________

Fax#:___________________________________________

Date: ___________________________________________

ANNEX I

ORDER ENTRY SYSTEM/

ELECTRONIC TERMS AND CONDITIONS

This Annex shall govern use by the Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders (collectively, “Orders”) made available to the Participant by the Index Receipt Agent (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement to which this Annex is attached (the “Agreement”). In the event of any conflict between the terms of this Annex and the main body of the Agreement with respect to the placing of Orders, the terms of this Annex shall control.

1. (a) The Participant shall provide to the Index Receipt Agent the AP Authorized Representative Documentation Package certifying the names and signatures of all Authorized Representatives as required by Section 2(d) of the Agreement. The Participant shall be responsible in all respects for each Authorized Representative’s use of the System.

(b)        It is understood and agreed that each Authorized Representative shall be designated as an authorized user of the Participant for the purpose of the Agreement. Upon termination of the Agreement, the Participant’s and each Authorized Representative’s access rights with respect to the System shall be immediately revoked.

2.       The Index Receipt Agent grants to the Participant a limited, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Orders and otherwise communicating with the Index Receipt Agent in connection with the same. The Participant shall use the System solely for its own internal and proper business purposes. Except as expressly set forth herein, no license or right of any kind is granted to the Participant with respect to the System. The Participant acknowledges that the Index Receipt Agent and its suppliers retain and have ownership, title and exclusive proprietary rights to the System. The Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by the Index Receipt Agent or its suppliers. The Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. The Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without the Index Receipt Agent’s prior written consent. The Participant may not remove any statutory copyright notice or other notice included in the System. The Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon the Index Receipt Agent’s request.

3. (a) The Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic format) (collectively, the “Material”), which is delivered or made available to the Participant regarding the System is the exclusive and confidential property of the Index Receipt Agent. The Participant shall keep the Material confidential by using the same care and discretion that the Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. The Participant may make such copies of the Material as is reasonably necessary for the Participant to use the System for purposes of the Agreement and shall reproduce the Index Receipt Agent’s proprietary markings on any such copy.

The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. THE INDEX RECEIPT AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)        Upon termination of the Agreement for any reason, the Participant shall return to the Index Receipt Agent all copies of the Material which are in the Participant’s possession or under its control.

4.       The Participant agrees that it shall have sole responsibility for maintaining the security and control of the user IDs, passwords and codes for access to the System provided by the Index Receipt Agent to the Participant, which shall not be disclosed to any third party without the prior written consent of the Index Receipt Agent. The Index Receipt Agent shall be entitled to rely on the information received by it from the Participant and the Index Receipt Agent may assume that all such information was transmitted by or on behalf of an Authorized Representative, unless the Index Receipt Agent has actual knowledge to the contrary or the Participant previously submitted written notice (via email is permissible) to revoke the relevant Authorized Representative’s authority.

5. (a) The Index Receipt Agent shall have no liability in connection with the use of the System, the access granted to the Participant and its Authorized Representatives hereunder, or any transaction effected or attempted to be effected by the Participant hereunder, except for damages incurred by the Participant as a direct result of the Index Receipt Agent’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL THE INDEX RECEIPT AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES TO THE INDEX RECEIPT AGENT BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THE AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE PARTICIPANT HEREUNDER, EVEN IF THE INDEX RECEIPT AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL THE INDEX RECEIPT AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

(b)       The Participant shall not make any deliberate misuse of any element of the System, including, without limitation, hacking, introduction of viruses or any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security and/or operation of the System or any portion thereof, disruption or excessive use or any use in contravention of applicable law, and making any modifications to the System, including without limitation the software, information, formats, and interfaces that comprise the System. The Participant will be held strictly liable for decreased effectiveness or efficiency of, or for any errors and omissions arising out of the use of, the System provided to the Index Receipt Agent’s other clients as a result of modifications the Participant makes to the System and/or their component parts. The Participant will indemnify, defend and hold the Index Receipt Agent and its suppliers harmless against any losses, expenses, costs, or damages incurred as a result of the Participant’s breach of the terms and conditions of this Annex, or its unauthorized use of the System.

6.       The Index Receipt Agent reserves the right to revoke, in its reasonable discretion, the Participant’s access to the System immediately and without notice upon any breach by the Participant of the terms and conditions of this Annex.

7.       The Index Receipt Agent shall acknowledge through the System its receipt of each Order communicated through the System, and in the absence of such acknowledgment, the Index Receipt Agent shall not be liable for any failure to act in accordance with such Orders and the Participant may not claim that such Order was received by the Index Receipt Agent. The Index Receipt Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by the Index Receipt Agent in sufficient time for the Index Receipt Agent to act upon, or in accordance with such instructions or communications.

8.       The Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. The Participant agrees that the Index Receipt Agent may deactivate any applicable encryption features at any time, without notice or liability to the Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

____________________________________ in its capacity as Participant By: _________________________ Name: Title:	BROWN BROTHERS HARRIMAN & CO., in its capacity as Index Receipt Agent of the Trust By: _________________________ Name: Title: